Exhibit 99.1

Astra becomes the first space launch company to trade on Nasdaq

Business combination approved by shareholders to improve life on Earth from space

ALAMEDA, Calif., June 30, 2021 – Astra Space, Inc. (“Astra”), the fastest privately-funded U.S. company in history to reach space, and Holicity, Inc. (“Holicity”, NASDAQ: HOL), a publicly traded special purpose acquisition company, today announced the completion of the previously announced merger between the two companies. The transaction forms a leading, publicly traded space launch company named Astra and is expected to start trading on the Nasdaq Global Select Market on July 1, 2021 under the new ticker symbol “ASTR” for Astra common stock and “ASTRW” for Astra warrants. With the initial trade under the ASTR symbol, Astra will become the first space launch company to trade on the Nasdaq Stock Market.

Astra raised approximately $500 million in cash proceeds from the transaction to fuel growth, to expand their total addressable market and to develop space services. Holicity shareholders approved the transaction at a general meeting on June 30, 2021. CEO Chris Kemp and Astra’s management team will continue to lead the combined company.

“Becoming a public company is the next milestone in our mission to improve life on Earth from space,” said Chris Kemp, Founder, Chairman and CEO of Astra. “This will scale our business and make space more accessible.”

“Access to space creates endless opportunity to benefit and enrich society,’ said Craig McCaw, Chairman and CEO of Holicity. “Astra is transforming the space economy to improve communications, protect our planet and unleash entrepreneurs to create a healthier and more connected planet.”

As part of the business combination, two new directors, Michael Lehman, Interim Chief Operating Officer of the Wisconsin School of Business, and Craig McCaw, Chairman and CEO of Holicity, join the Board of Directors.

“We are pleased to welcome Michael and Craig to the Astra Board of Directors,” said Kemp. “They are seasoned leaders who bring immense collective experience and highly relevant insights about technology, space and public company operations that will be beneficial to Astra and its shareholders.”

Advisors

PJT Partners acted as sole financial advisor to Astra and as a placement agent on the PIPE. Deutsche Bank Securities acted as lead financial advisor and capital markets advisor to Holicity. BofA Securities acted as lead placement agent on the PIPE, financial advisor and capital markets advisor to Holicity.

Ropes & Gray LLP acted as legal advisor to Astra. Winston & Strawn LLP acted as legal advisor to Holicity.

About Astra

Astra’s mission is to improve life on Earth from space by creating a healthier and more connected planet. With over 50 launches under contract, Astra will begin delivering customer payloads into low Earth orbit in Summer 2021, moving to monthly, biweekly, weekly, and daily launches by 2025. Visit Astra.com for more information.

About Holicity

Holicity Inc. is a special purpose acquisition company (“SPAC”) sponsored by Pendrell X-icity Holdings Corporation, which is a subsidiary of Pendrell Corporation, a permanent capital vehicle whose controlling shareholder is Mr. Craig O. McCaw.

Forward Looking Statements

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such statements include those related to the success of the combined company, Astra mission to make space more accessible and to benefit life on earth, and the use of proceeds from the transaction. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from combined company’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the ability of the combined company to meet Nasdaq listing standards following the transaction; (ii) the failure to meet projected development and launch targets; (iii) costs related to the proposed transaction; (iv) changes in applicable laws or regulations; (v) the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition; (vi) the ability of the combined company to pursue a growth strategy and manage growth profitability; (vii) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (vii) the effect of the COVID-19 pandemic on the combined company; and (viii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission by Astra or Holicity.

Media Contact

Kati Dahm

Kati@astra.com

Investor Contact

Investors@astra.com